ENVIRONMENTAL RIDER
                                                   RIDER NO.  01

      This  Rider  is  a  part  of that certain  Equipment  Lease
Agreement  dated as of April 6, 1995 (the "Lease")  between  ALLY
CAPITAL   CORPORATION   ("Lessor")   and   ELECTROSOURCE,    INC.
("Lessee").

      In addition to and without limiting any of the other provisions of this Lease, Lessee and Lessor hereby agree as follows:

      A. DEFINITIONS AND RULES OF CONSTRUCTION. Section 17 of this lease is hereby supplemented by adding the following terms, which when capitalized (or otherwise used) as below, shall have the following meanings:

     "Applicable Law":  shall also include any Applicable Permit.

      "Applicable Permit": any Permit, including any zoning, environmental protection, pollution, sanitation, safety, energy, siting or building Permit that Lessee shall be required to obtain to comply with Applicable Law, including any Permit that is necessary to operate, modify, construct, convey, maintain, acquire, own, lease, sublease or use the Equipment (including any product thereof), or related property, to own, lease or operate Lessee's properties, conduct its business or necessary to enter into any of these Lease Documents or to consummate any of the transactions contemplated thereby.

     "Claims":  shall also include all Environmental Claims.

      "Environmental Claims": any Claims by a Governmental Authority or other person that are incurred, arise or effectuated at any time as a result of the existence of any Environmental Contamination or violation of any Environmental Law pertaining to any Equipment or related property, or allegation thereof, regardless of whether the existence (alleged or otherwise) of such Environmental Contamination or the violation of Environmental Law originated or resulted from the Equipment or related property or arose prior to the present ownership or operation of the Equipment or related property, including: (a) Claims for personal injury or injury to or destruction, loss or diminution in value of property or natural resources occurring to, upon, near or off any Equipment or related property, foreseeable or unforeseeable; (b) Claims relating to any Remedial Action, including any demolition and rebuilding of any improvements on real property; (c) Claims for indemnity or reimbursement or for the disgorgement of amounts paid to Lessor or on its behalf, or resulting from any failure to report discharges promptly; and (d) Claims incurred for the services of attorneys, engineers, consultants, contractors, experts, laboratories and all other costs reasonably incurred in connection with the investigation or Remedial Actions taken with respect to Hazardous Substances or violation of Environmental Law, including the preparation of any feasibility studies or reports of the performance of any Remedial Action.

      "Environmental Contamination": any existence, uncontained presence, leak, discharge, emission, aggregation, release, or abandonment, or threat or suspicion of any of the foregoing, or abandonment of Hazardous Substances in, upon, about, beneath, or off the Equipment or related property or arising from the Equipment or related property, that may require Remedial Action or may result in a violation of any Environmental Law pertaining to the Equipment or related property, or may result in Claims.

      "Environmental Law" or "environmental law": any Applicable Law relating to safety, land use, pollution or protection of human health or species of wildlife or plants or the environznent (including ambient air, surface water, groundwater, land surface or subsurface strata), including, Laws relating to (a) maintenance of a public or private nuisance, (b) carrying on of an abnormally dangerous activity, (c) industrial hygiene, (d) Environmental Contamination, including to air, water, land, groundwater or personal property, (e) withdrawal or use of groundwater, (f) Hazardous Substances, including the treatment, manufacture, processing, distribution, use, analysis, generation, storage, disposal, handling or transportation thereof and (g) any regulation, order, notice or demand issued pursuant to such Laws, in each case, applicable to Lessee or Lessor, the Equipment or any related property, or the ownership or operation thereof, including the following: (i) the Clean Air Act, (ii) the Federal Water Pollution Control Act, the Clean Water Act and the Safe Drinking Water Act, (iii) the Toxic Substances Control Act, (iv) the Comprehensive Environmental Response Compensation Liability Act of 1980, as amended ("CERCLA"), (v) the Resource Conservation and Recovery Act ("RCRA"), (vi) the Solid and Hazardous Waste Amendments of 1984, (vii) the Occupational Safety and Health Act,
(viii) the Emergency Planning and Community Right-to-Know Act of 1978, (ix) the Solid Waste Disposal Act, (x) the Superfund Amendment and Reauthorization Act ("SARA"), (xi) the Hazardous Material Transportation Act, (xii) the Endangered Species Act,
(xiii)  the  Federal Insecticide, Fungicide and Rodenticide  Act,
(xiv) the Environmental Laws listed on Annex No. 2 to each Equipment Schedule and (xv) any other Applicable Laws addressing matters similar to the foregoing Laws.

      "Hazardous Substances" or "hazardous substances": any and all hazardous or toxic substances, materials, and wastes, including any material, waste or substance which is (a) oil or petrolewn, or their products or by-products (including sludge or residue), chemical liquids or solid, liquid or gaseous products or by-products, (b) asbestos, (c) polychlorinated biphenils, or
(d) designated as hazardous or toxic or regulated as such under any Applicable Law, including RCRA, CERCLA, SARA, the Clean Water Act, the United States Department of Transportation Hazardous Materials Table or by the Environmental Protection Agency, or defmed as a "hazardous material," "hazardous substance" or "hazardous waste" under any other Applicable Laws.

      "herein" "hereof," "hereunder," etc.:  in, of, under,  etc.
this Lease (and not merely in, of, under, etc. the section or provision where the reference occurs).

      "related property": with respect to any Equipment, the land and buildings at which such Equipment is or shall become located or any personalty or real property (including any body of water) to or upon which the Equipment may now or hereafter be attached, situated on or near, or adjacent to.

      "Remedial Action": any clean-up, remedial action, removal, response, abatement, containment, closure, excavation, restoration or monitoring where undertaken to comply with Envirorunental Law, whether or not required by any Government Authority, or reasonably necessary to make full economic use of the Equipment or related property.

     B. REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the representations, warranties and covenants provided in
Section 2 of this Lease, Lessee hereby represents, warrants to and covenants with Lessor that:

      With  respect  to the Equipment covered by  each  Equipment
Schedule: (i) There are no applicably permitted Hazardous Substances contained therein or at, upon, under or within any related property that does or shall cause Lessee to be in violation of this Lease or Applicable Law; (ii) Lessee has not caused or permitted to occur, or suffered the occurrence of and shall not permit to exist, any condition which may cause any Environmental Contan-dnation of such Equipment or at, upon, under or within any related property that does or shall cause Lessee to be in violation of this Lease or result in a violation of Applicable Law; (iii) neither Lessee, nor any other party has been, is or will be involved in activities relating to the
Equipment or any related property that could lead to (1) the imposition of liability on Lessor, Lessee, or on any subsequent or former owner or operator of the Equipment or (2) the creation of a Lien on the Equipment under Applicable Law (including any Environmental Laws); (iv) Lessee has not perznitted, and will not permit, any person to engage in any activity @ could result in the imposition of liability under any Environmental Laws on
Lessee, Lessor or any owner or operator of the Equipment, or would otherwise impair Lessor's rights or title pertaining thereto; (v) all of the Environmental Laws applicable to the Equipment, or to the operation or ownership thereof, are listed on Annex No. I to such Equipment Schedule, and Lessee is in full compliance therewith; and (vi) all Applicable Permits, registrations, or notices necessary for Lessee to comply with any Applicable Laws, are listed on Annex No. 2 to such Equipment Schedule, Lessee has obtained, completed or given, as the case may be, and is maintaining in good standing, all such Perraits, registrations, filings or notices and is 'in full compliance with all of the terms thereof, all actions necessary for the renewal thereof have timely been taken (including the filing of any applications); and all of the foregoing are in full force and effect and there are no proceedings or investigations pending or, to the best knowledge of Lessee, threatened that seek the revocation, cancellation, suspension or adverse modification thereof.

      C.    NOTICES.   In  addition to the  notices  required  by
Section 3 of this Lease, Lessee shall provide, vm'tlen notice to Lessor (i) promptly upon Lessee becoming aware of (A) any alleged violation of Applicable Law, or (B) any threatened or actual suspension, revocation or recision of any Permit necessary for Lessee to be in compliance with the terms hereof-, and (ii) promptly after any of the Equipment becomes lost, stolen, missing, destroyed, materially damaged, wom out, or subject to or causing, or threatening to cause, any Environmental Contamination.

      D. CONDITIONS PRECEDENT. In addition to the conditions precedent set forth in Section 4 of this Lease, Lessor's obligations under each Equipment Schedule (including Lessor's obligation to purchase and participate in the financing of the Equipment to be leased thereunder) are conditioned upon Lessor's having received all of the following, in form and substance satisfactory to Lessor, at least two (2) business days prior to the date upon which Lessor purchases the Equipment or has committed to purchase same (if sooner): (i) to the extent requested by Lessor, a report, audit or opinion, as the case may be, from an appraiser, environmental engineer, or other expert, regarding any matters specified by Lessor (1) including the value of the Equipment as of the effective date of the Equipment
Schedule, and at the expiration of the Initial Term and any Renewal Term, or (2) the then existing condition of the Equipment or any of the related property, including, the absence of any past or existing violations of Applicable Law (including any
Envirorunental Laws); and (ii) if Lessor is purchasing the Equipment from Lessee, (1) all of the operating records pertaining to the storage or transportation of the Equipment and any Envirorunental Contamination relating to the Equipment or the related property and (2) copies of all enforcement actions for alleged violations of Applicable Laws (including Environmental
Laws), and any and all information concerning any pending investigations pertaining to alleged violations of Applicable Laws (including any Environmental Laws).

      E. USE AND MAINTENANCE. In addition to the requirements of Section 6 of this Lease, and without limiting the generality of subsection (a) of Section 4 of this Lease, Lessee agrees to comply strictly and in all respects with all Applicable Laws (including all Environmental Laws) pertaining to the Equipment or related property (without regard to which person such Applicable Laws shall, by their terms, be nominally imposed), unless Lessee shall be contesting the validity thereof in good faith and by appropriate proceedings, but only so long as Lessee's failure to so comply during the existence of such proceedings shall not (i) involve any material risk of the sale, forfeiture or loss of such Equipment, or any part thereof or interest therein, (ii) result in, or involve any substantial probability of resulting in, the creation of any Lien (other than a Permitted Lien) on or with respect to such Equipment, or any part thereof or interest therein, and (iii) involve the risk of the imposition of civil or criminal fines or penalties on Lessor, Lessee, or generally to the operators or holders of title to or other interests in the Equipment, Lessee will maintain all records, logs and other materials required by any Governmental Authority having jurisdiction to be maintained in respect of any Equipment, without regard to which person any such requirements shall, by their terms, be nominally imposed. Lessee will procure and pay for all Permits, franchises, inspections and licenses necessary or appropriate in connection with any Equipment and any repair, restoration, replacement,- renewal, addition or improvement thereof and thereto that may be required pursuant to the first sentence of this paragraph. Lessee shall promptly forward to Lessor copies of all orders, notices, Permits, applications or other communications and reports in connection with any discharge or the presence of any Hazardous Substances or any other matters relating to the Environmental Laws or similar Applicable Laws, as they may affect Lessee, the Equipment or Lessor's or Lessee's right, title, or interest therein. Promptly upon the written request of Lessor, from time to time, Lessee shall provide Lessor with environmental site assessments or environmental audit reports prepared by an environmental engineering firm acceptable to Lessor, to assess with a reasonable degree of certainty the presence or absence of any Hazardous Substances and the potential cost in connection with any Remedial Action pertaining to the Equipment or related propertv.

      F. DISCLAIMER OF WARRANTIES. In addition to the waivers, disclaimers and acknowledgements made in the Lease and each Equipment Schedule, Lessee further acknowledges that: Lessor has made the Equipment available to Lessee for examination, demanded that Lessee inspect the Equipment using a professional in the field of inspections pertaining to such Equipment (including compliance with the Environmental Laws), and Lessee has, pursuant to such demand examined the Equipment (using such an experienced inspector); the Equipment is not to be used, and is not being acquired hereby, for use in any respect for Lessee's or any other person's personal or family purposes, and as such, the Equipment does not constitute "consumer goods" as such term is defined under Applicable Law; the Equipment was selected by Lessee on the basis of its own respective judgment, Lessee has not asked for, been given or relied upon any statements, representations, guaranties or warranties of Lessor; Lessor is not in the business of manufacturing or assembling Equipment or otherwise in the business  of  being a vendor or supplier, but is instead  in  the business of providing financial accommodations including lease financing; AND THE PROVISIONS OF THIS PARAGRAPH F AND SECTION 7 OF THIS LEASE HAVE BEEN NEGOTIATED BY LESSOR AND LESSEE AND, EXCEPT FOR THE WARRANTY MADE BY LESSOR IN SECTION 16(d) HEREOF, ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS, GUARANTIES, OBLIGATIONS OR WARRANTIES OF LESSOR EXPRESS OR IMPLIED WITH RESPECT TO THE EQUIPMENT THAT MAY ARISE PURSUANT TO ANY APPLICABLE LAW (INCLUDING ANY ENVIRONMENTAL LAW) NOW OR HEREAFTER IN EFFECT.

      G. INSURANCE. In addition to the requirements of Section 10 of this Lease, to the extent available, both the casualty and liability insurance coverage shall insure against loss of or damage to the Equipment, or liability to Lessor or Lessee, resulting from Environmental Claims; provided, that Lessee shall be available at an aggregate cost, with respect to the Equipment, of no greater than 2.5% of the Total Invoice Cost thereof; provided, further, that notwithstanding the then current cost of said coverage, Lessee shall obtain such coverage to the extent it is typically obtained and maintained by companies and businesses similar to Lessee, in connection with their ownership or operation of, or other activities in connection with, equipment that is the same as or similar to the Equipment, or to the extent Lessee currently maintains such coverage with respect to its other similar equipment. All said insurance shall be in form and amount and with companies reasonably satisfactory to Lessor.

     H. REDELIVERY. In addition to the requirements of Section 12 of this Lease, Lessee agrees that with respect to any Equipment or item thereof that Lessee shall be required to return or turn over to Lessor, to the extent the continued possession and operation of the Equipment or item of Equipment is necessary for Lessee to remain in compliance with Applicable Law, Lessee shall immediately replace such Equipment or item of Equipment, and in any event, Lessee shall not upon such removal take any action or fail to take any action the effect of which will result in a violation of Applicable Law (including any Environmental
Law); and without limiting the generality of any other provision hereof, Lessee agrees to return such Equipment or item of Equipment to Lessor, free from any Hazardous Substances, an dispose of such Hazardous Substances in compliance with all Applicable Law.

       I. REMEDIES. Section 14 of the Lease shall be supplemented as follows: (a) Lessee agrees remedies provided in
Section 14 and certain other Sections, of this Lease shall also expressly include the right to take Remedial Action and be reimbursed, made whole, indemnified, held harmless and otherwise protected by Lessee against any resulting or related Claims incurred or suffered in connection therewith; except that Lessee agrees that Lessor shall not have any obligation whatsoever to undertake or consummate the same or to take or refrain from taking any other action, with respect thereto or otherwise relating to or arising in connection with any Environmental Claim, Environmental Contamination, Enviroiunental Law or Hazardous Substance pursuant to the pertinent terms of this Lease including Sections 12, 13 and 14;

      (b) Lessee agrees that to the extent Lessor's ability to dispose of the Equipment in a commercially reasonable manner may be impeded by any violations of Applicable Law that have occurred with respect thereto, or Lessor's actions with respect to same might result in an Environmental Claim, Lessee hereby waives, without limiting the generality of any other waivers, disclaimers or indemnities herein, any claim, right, action or defense otherwise available to it against Lessor in connection with such disposition or Lessor's deficiency claim. Lessee hereby acknowledges that: (i) Lessor's election to dispose of the Equipment any any point after a Default has occurred with respect to an Equipment Schedule may be affected by the Equipment's non-compliance with the provisions hereof; (ii) Lessee, pursuant to its represenations, agreements and indemnities hereunder, is ultimately responsible to Lessor fo rany harms (including any Enviornmental Claims) suffered by Lessor in connection with any such non-compliance; and (iii) to avoid or mitigate the imposition of Claims (including Environmental Claims) resulting from such non-compliance it willbenefit Lessee even if such efforts (which may include abandoning the Equipment or selling it expeditiously or after an extended period) result in there being a deficiency, or greater amount thereof, under the Equipment Schedules; and (iv) and furtherance thereof, Lessee hereby waives, without limiting the generality of any other waivers, disclaimers or indemnities herein, any claim, right, aciton or defense otherwise available to it against Lessor in connection with such disposition or deficiency claim.

      J.    EFFECT OF RIDER.  Except as supplemented hereby, this
Lease remains unmodified by the provisions of this Rider, which provisions are, for all purposes, hereby incorporated into and made a part of this Lease and each Equipment Schedule.

ALLY CAPITAL CORPORATION           ELECTROSOURCE, INC.

By:       /s/                      By:         /s/
Name:  James A. Kamradt            Name:  James M. Rosel
Title: Vice President-Production   Title: Vice President
                                          Finance, Law & Contracts

                            Annex No. 1
                        Environmental Laws

     1.   Resource Conservation and Recovery Act (RCRA)
               Section 3010, Subtitle C
               Classification:  Small Quantity Generator of Hazardous Waste

     2.   National Pollutant Discharge Elimination System (NPDES)

     3. Texas Natural Resource Conservation Commission (TNRCC) Notice of Registration Section 335, Chapter 31 of Texas Administrative Code (specifies the notification, recordkeeping, manifesting and reporting requirements)

     4.   Occupational Safety and Health Act
               Standards for General Industry (29 CFR 1910)
                    Lead Standard 29 CFR 1910.1025

                            Annex No. 2
                        Applicable Permits

     1.   Environmental Protection Agency
               Identification Number:  TXD988087219
               Region 9

     2.   National Pollutant Discharge Elimination System (NPDES)
               Storm Water General Permit Number TXR00F121

     3.   Texas Natural Resource Conservation Commission (TNRCC) Notice
               of Registration Solid Waste Registration Number:  81162
               County:  105 Hays
               Air Quality Identification Number:  HK-0077-L
                      Constructed under Standard Exemption (SE) 76, and currently operated under SE 39, 50, 51, 61, 106, and 118 per authorization dated January 9, 1995.
                      Draft Air Permit Application is expected to be submitted in final form as New Source Review Permit to TNRCC before the end of April, 1995.

     4.   Texas Department of Public Safety
                Permit for Precursor Chemicals and/or Laboratory Apparatus
                      Number 1905

     5.   City of San Marcos Industrial User Permit
                Section 30-94 of Ordinance Number 1991-55 or as amended
                      Industrial User Permit Number:  930201
                National Categorical Standards (battery) CFR 461.35

                                                  Rider No.   02

This Rider is a part of that certain Equipment Lease Agreement dated as of April 6, 1995 (this "Lease") between ALLY CAPITAL CORPORATION ("Lessor") and ELECTROSOURCE, INC. ("Lessee").

In addition to and without limiting any of the other provisions of this Lease, Lessee and Lessor hereby agree to the following covenants:

1) Lessee shall issue to Lessor a Warrant to purchase Lessee's Common Stock on the terms set forth in the Warrant.

2) Lessee shall, during the full Term of the Lease, provide financial statements on a quarterly basis to Lessor, within 60 days of said quarter's end.

3) Lessee shall, during the full Term. of the Lease, provide internal company projections on a semi-annual basis to Lessor, due by June 30th and December 30th annually. Additionally, a revised company Business Plan shall be sent to Lessor as often as it is updated by the company.

4) Lessee shall, during the full Term of the Lease, provide minutes to the Board of Director's meetings to Lessor, within 5 business days of said meeting. Lessee shall allow David Sinutko, Lessor's designated representative, and/or his designee to attend Lessee's board meetings. Lessee shall use its best effort to provide Lessor at least 10 days prior notice of such meeting.

5) Lessee shall provide Lessor with a 40% security deposit in the form of a letter of credit in favor of Lessor or, a certificate: of deposit held by Lessee pledged to Lessor. Upon Lessee achieving two (2) consecutive quarters of profitability, the security deposit shall be reduced to 25%. Upon two (2) additional consecutive quarters of profitability, for a total of (4) consecutive quarters, the security deposit shall be, reduced to 15% with the balance released upon (2) additional consecutive quarters of profitability, for a total of (6) consecutive quarters or, a secondary public offering by Lessee raising at least $20,000,000 net to Lessee. These funds shall be released provide there is no material adverse change in Lessee's financial position, Lessee is not in default, and Lessee is generally on plan per its projections dated March 20, 1995. In the event Lessee does not meet the requirements for early release of the letter of credit or certificate of deposit during the Term of the Lease, the letter of credit or certificate of deposit shall be fully discharged at the successful termination of the Lease

6) Lessee shall not pledge or encumber any of its intellectual property, including technology licenses, without Lessor's prior written consent.

7) Lessee shall obtain for Lessor an Intercreditor Agreement to Lessor's satisfaction between any future secured Lenders and Lessors of Lessee.

Except as supplemented hereby, this Lease remains unmodified by the provisions of this Rider, which provisions are, for all purposes, hereby incorporated into and made a part of this Lease and each Equipment Schedule.

ALLY CAPITAL CORPORATION          ELECTROSOURCE, INC.


By:          /s/                 By:        /s/
Name:  James A. Kamradt          Name:  James  M. Rosel
Title: Vice President-Production Title: Vice President
                                        Finance, Law & Contracts

                                                   RIDER NO.  03
                            TEXAS RIDER

This Rider is a part of that certain Equipment Lease Agreement dated as of April 6, 1995 (the "Lease") between ALLY CAPITAL CORPORATION ("Lessor") and ELECTROSOURCE, INC. ("Lessee").

In addition to and without limiting any of the other provisions of the Lease, Lessee and Lessor hereby agree to the following:

  CONTINGENT MAXIMUM INTEREST RATE. Lessor and Lessee are corporations managed by individuals with substantial business and commercial experience, and have been represented by competent counsel at all stages of the negotiation hereof. Lessor and Lessee desire that their relations be governed by the laws of the state of California, and particularly that the law of the state of California rather than the law of the state of Texas shall control in all respects, especially with respect to the maximum rate of interest that may be lawfully charged. Lessee on behalf of itself and its successors and assigns waives any rights or remedies it may have under any provision of article 5069 or any successor provisions thereto of the Texas civil statutes and reiterates that in any event said provision is without application to the relations of the parties hereto. This rider is required by Lessor pursuant to its standard policies and documentation employed in connection with transactions having any contacts with the state of Texas. In the event, and only in the event, that Texas law with respect to interest rates is applied to this transaction, an event that both lessee and lessor acknowledge would be in direct violation of their intention at the date hereof and at any conceivable time thereafter, then regardless of any other provision hereof, the interest rate contracted for, charged or received herein shall be the maximum amount permitted thereunder, and if Lessor is deemed to contract for, charge or receive amount that could be construed as interest in excess thereof, then said excess shall in no event be considered as interest but rather as amounts applied to an early penalties, and any remaining excess thereafter shall be promptly refunded to Lessee, and Lessor shall not be subject to any penalties for contraction for, charging or receiving interest in excess of the permitted amount. The undersigned representative of Lessee represents and warrants to Lessor (A) that he/she is commercially sophisticated (B) has read and understands this paragraph and (C) that Lessee has no intention of characterizing any provision hereof as governed by Texas law.

Failure by Lessee to comply with the conditions of this Rider shall constitute a Default under the Lease.

Except as supplemented hereby, the Lease remains unmodified by the provisions of this Rider, which provisions are, for all purposes, hereby incorporated into and made a part of the Lease and each Equipment Schedule.

ALLY CAPITAL CORPORATION         ELECTROSOURCE, INC.

By:          /s/                 By:        /s/
Name:  James A. Kamradt          Name:   James M. Rosel
Title: Vice President-Production Title:  Vice President
                                         Finance, Law & Contracts